EXHIBIT (10)-11


                 TRINOVA CORPORATION SUPPLEMENTAL BENEFIT PLAN


                          Effective:  January 1, 1976
        Restatement Date:  July 18, 1995, but Effective January 1, 1995




       1. TRINOVA Corporation ("Company") previously established the TRINOVA Corporation Supplemental Benefit Plan ("Plan") for the sole purpose of providing benefits for certain employees in excess of the limitation on contributions and benefits imposed by the Internal Revenue Code upon the Company's qualified employee pension benefit plans. The Plan was last amended and restated on May 31, 1995, but effective as of January 1, 1995. The Company hereby further amends and restates the Plan effective as of January 1, 1995, superseding in its entirety all prior amendments and restatements thereof.

       2. Each of the following persons ("Participant") shall participate in the Plan:

   (a) Any person who is a full-time employee of the Company (or of any of its affiliates which adopts the Plan in writing with the consent of the Company, such affiliate being hereinafter referred to as a "Sponsoring Affiliate"), and whose benefits under the qualified defined benefit plans sponsored by the Company or by any of such Sponsoring Affiliates are, as a result of the application of section 401(a)(17) and/or section 415 of the Internal Revenue Code of 1986, as amended ("Code"), less than the amount otherwise payable from such defined benefit plans in the absence of the limitations in such sections.

   (b) Any person who is a full-time employee of the Company (or of any of such Sponsoring Affiliates), and whose allocations under the qualified defined contribution plans sponsored by the Company or by any of such Sponsoring Affiliates are, as a result of the application of section 401(a)(17) and/or section 415 of the Code, less than the amount which could otherwise be allocated to his or her account in such defined contribution plans in the absence of the limitations in such sections.

       3. With respect to each Participant described in paragraph 2(a), benefits payable under the Plan shall be an amount equal to the difference between (a) the amount which would be payable to the Participant under the appropriate qualified defined benefit plan in which he or she participates in the absence of the limitations in section 401(a)(17) and/or section 415 of the Code and (b) the amount payable to the Participant under the qualified defined benefit plan sponsored by the Company or by the Sponsoring Affiliate in which he or she participates. In calculating the amount which would have been payable to a Participant under the qualified defined benefit plan in which he or she participates in the absence of the limitations in section 401(a)(17) and/or section 415 of the Code, his or her annual compensation and earnings (as those terms are defined in the qualified defined benefit plan in which he or she participates) shall be deemed to include (1) any amounts the Participant has deferred under the Company's Voluntary Deferred Compensation Plan, and (2) any bonuses or other compensation earned but not paid to the Participant during the year solely because his or her current compensation was limited to the maximum amount deductible under section 162(m) of the Code.

       4. With respect to each Participant described in paragraph 2(b), an allocation shall be credited each year to an account in such Participant's name on the records of the Company as of the date such allocation would have been made to the qualified defined contribution plan in which he or she participates in the absence of the limitations in section 401(a)(17) and/or section 415 of the Code, in an amount equal to the difference between (a) the amount which could have been allocated to such Participant's account in the qualified defined contribution plan in which he or she participates in the absence of the limitations in section 401(a)(17) and/or section 415 of the Code and (b) the amount actually allocated to his or her account in such qualified defined contribution plan. Subject to paragraph 5 hereof, each Participant's account under the Plan will also be credited with interest as of the last day of each calendar quarter equal to two percentage points in excess of the Moody's Corporate Bond Yield Average, determined as of the last day of the quarter, or such other interest rate as may be established by the Organization and Compensation Committee of the Board of Directors of the Company for such purpose. A separate account shall be maintained on the records of the Company and Sponsoring Affiliate in the name of each Participant for each qualified defined contribution plan sponsored by such entity in which the Participant participates. In calculating the amount which would have been allocated to such Participant's account in the qualified defined contribution plan in which he or she participates in the absence of the limitations in section 401(a)(17) and/or section 415 of the Code, his or her annual compensation and earnings (as those terms are defined in the qualified defined contribution plan in which he or she participates) shall be deemed to include (1) any amounts the Participant has deferred under the Company's Voluntary Deferred Compensation Plan, and (2) any bonuses or other compensation earned but not paid to the Participant during the year solely because his or her current compensation was limited to the maximum amount deductible under section 162(m) of the Code.

       5. The Company and each Sponsoring Affiliate shall establish an irrevocable grantor trust ("Rabbi Trust") to which the Company and its Sponsoring Affiliates (as the case may be) may, at the sole discretion of their respective boards of directors, make contributions for the purpose of satisfying all or a portion of their obligations under the Plan. Any benefits paid from such Rabbi Trust shall reduce the amount of the benefits payable hereunder by the Company or its Sponsoring Affiliate (as the case may be) from its general corporate assets. In addition, to the extent any benefits become payable to a Participant pursuant to the terms of a split dollar supplemental offset plan established by the Company or any Sponsoring Affiliate (including the vesting of a Participant's interest in a life insurance policy purchased under such a plan), the value of such benefits shall reduce the amount of any benefits otherwise payable hereunder by the Company or any Sponsoring Affiliate.

       Notwithstanding the final paragraph of paragraph 4 hereof, if the Company or Sponsoring Affiliate makes a contribution to such Rabbi Trust, earnings credited to each Participant's accounts described in paragraph 4 hereof from and after the date of the contribution shall not be determined under paragraph 4 hereof, but rather shall be based on the investment performance of the Rabbi Trust.

       Furthermore (and notwithstanding any provision herein to the contrary), the Company and each Sponsoring Affiliate shall contribute to the Rabbi Trust that aggregate amount calculated pursuant to paragraph 6 hereof within ten days of a Change in Control.

       A "Change in Control" shall have occurred for purposes of the Plan if any of the following events shall occur:

    (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

   (ii) If the Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such sale;

  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 20 percent or more of the Voting Stock;

   (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

    (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of subparagraph (iii) or subparagraph
(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes hereof solely because (i) the Company, (ii) an entity in which the

Company directly or indirectly beneficially owns 50 percent or more of the voting securities, or (iii) any employee stock ownership plan sponsored by the Company, operating company or affiliate (as the case may be) or any other employee benefit plan of the Company, operating company or affiliate, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Securities Exchange Act of 1934, as amended ("Exchange Act"), disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

       For purposes of the foregoing

   (a) "Beneficial Owner" of Voting Stock shall mean any Person who would be deemed to beneficially own such Voting Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act, or any successor rules or regulations thereto.

   (b) "Person" shall mean any "person," as the term "person" is used and defined in Section 14(d)(2) of the Exchange Act, and any "affiliate" or "associate" of any such person, as the terms "affiliate" and "associate" are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

   (c) "Voting Stock" shall mean all outstanding securities of the Company entitled to vote generally in the election of directors of the Company at the time in question.

       6. The amount to be contributed to the Rabbi Trust in the event of the occurrence of a Change in Control (as defined in paragraph 5 hereof) shall be
(a) the sum of (1) the value (determined as of the date the Change in Control occurs) of all vested benefits accrued to Participants in the defined contribution portion of the Plan as well as the value of all vested benefits in pay status to beneficiaries in the defined contribution portion of the Plan and (2) the amount necessary to purchase annuities which will provide Participants (as well as beneficiaries whose benefits are in pay status) with the vested benefits they have accrued in the defined benefit portion of the Plan as of the date the Change in Control occurs, less (b) any amounts previously contributed with respect to such Participants and such beneficiaries to the Rabbi Trust. To the extent that the Company or any Sponsoring Affiliate has entered into a split dollar supplemental offset plan agreement on behalf of any Participant, the amount to be contributed to the Rabbi Trust shall also be reduced by the value of such Participant's vested interest in the policy purchased under such supplemental offset plan agreement.

       7. Benefits under the Plan shall be payable from those assets which are subject to the claims of general creditors of the Company and its Sponsoring Affiliates or from the Rabbi Trust at such time or times, and shall be subject to the same terms and conditions as if being paid pursuant to the appropriate underlying qualified plan. However, notwithstanding the foregoing, if the employment of a Participant terminates (either voluntarily or involuntarily) following the occurrence of a Change in Control (as defined in paragraph 5 hereof) but prior to the Participant's attainment of the age at which benefits would be payable to him or her under the qualified defined benefit plan sponsored by the Company or a Sponsoring Affiliate in which the Participant participates, upon written request by the Participant to the Company or Sponsoring Affiliate, as the case may be, which previously employed the Participant, such entity shall direct the trustee of the Rabbi Trust to purchase an annuity contract providing such Participant with benefits payable at such time or times, in such manner and in such amounts as would have otherwise been payable hereunder, and to deliver such annuity contract to the Participant within ten days of the date of such request or within ten days of the occurrence of the funding described in paragraph 6 hereof, whichever occurs later. Any payments to a Participant under such annuity contract shall fully discharge the payment obligations under the Plan with respect to such payments.

       Upon the death of the Participant, any balance in the Participant's account under paragraph 4 shall be paid to the Participant's beneficiary in the same manner and at the same time as any death benefits payable to the Participant's beneficiary under the Company's Retirement Savings and Profit-Sharing Plan, and any survivor benefit payable with respect to the benefits under paragraph 3 shall be paid to the Participant's beneficiary in the same manner as the equivalent survivor benefit under the applicable defined benefit
plan maintained by the Company (or a Sponsoring Affiliate).   For purposes
hereof, the beneficiary shall be determined by reference to the beneficiary designation form completed by the Participant for the Company's Retirement Savings and Profit-Sharing Plan or, if none, by reference to the provisions of said Plan.

       8. Except to the extent that a Participant or former Participant may designate a beneficiary to receive any payment to be made following his or her death and except by will or the laws of descent and distribution, no rights under this Plan shall be assignable, transferrable or subject to encumbrance or charge of any nature. No claim for the nonpayment or erroneous payment of benefits hereunder may be made other than by the Participant or former Participant or by his or her estate acting on his or her behalf.

       9. If a former Participant who is receiving (or is eligible to begin receiving) benefits under the Plan has a mental or physical condition which the Administrative Committee, in its sole discretion based on medical evidence it deems acceptable, determines will prevent such person from satisfactorily managing his or her personal financial affairs, the Administrative Committee may direct any and all of the benefits to which the former Participant may be entitled to be paid in any one or more of the following ways:

   (a)    to the former Participant, or

   (b)    to the former Participant's legal guardian or conservator, or

   (c)    to the former Participant's spouse,

   (d) or to any other individual or entity to be expended for the benefit of the former Participant.

Such payment shall be in complete satisfaction of the Company's obligations under the Plan.

       10. The Company or its Sponsoring Affiliate may at any time amend, suspend or terminate the Plan in whole or in part with respect to its own employees, but such action shall not reduce the amount of benefits or income previously credited to the account of any Participant or former Participant.

       11. Nothing contained herein shall be construed as a guarantee of employment nor as a limitation on the right to terminate the employment of any Participant in the Plan, either with or without cause.

       12. The Plan shall be administered by the TRINOVA Corporation Administrative Committee.

       13. The Plan is established under and shall be construed according to the laws of the State of Ohio.

       The foregoing has been approved by and is being executed on behalf of TRINOVA Corporation effective as of January 1, 1995.

                                       TRINOVA CORPORATION


                                       By /S/ WILLIAM R. AMMANN
                                           William R. Ammann,
                                           Vice President - Administration
                                           and Treasurer